Exhibit 23-b




             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-8) of our reports dated March 31, 1998, with respect to the financial statements and supplemental schedules included in Southern New England Telecommunication Corporation's Annual Reports on Form 11-K for the SNET Management Retirement Savings Plan and the SNET Bargaining Unit Retirement Savings Plan, both for the year ended December 31, 1997, and to all references to our firm included in this registration statement.



                                          ARTHUR ANDERSEN LLP


Stanford, Connecticut
October 8, 1999